Exhibit 4.1

THIRD AMENDMENT TO
EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of September 25, 2012 (but effective on the Effective Date, defined below) by and among Chesapeake Energy Corporation (the “Company”), Chesapeake Exploration, L.L.C. (the “Borrower”), Union Bank, N.A., as Administrative Agent (“Agent”), and the Lenders parties hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Company, Agent and the Lenders entered into that certain Eighth Amended and Restated Credit Agreement dated as of December 2, 2010 (as amended or supplemented from time to time prior to the date hereof, the “Original Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and extend credit to the Borrower as therein provided;

WHEREAS, the Borrower, the Company, Agent and Majority Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other credit which may hereafter be made by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Original Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

 “Amendment Documents” means this Amendment, the Consent and Agreement of the Guarantors relating to this Amendment, and all other documents or instruments delivered in connection herewith or therewith.

“Credit Agreement” means the Original Agreement as amended hereby.

ARTICLE II.

AMENDMENT TO ORIGINAL AGREEMENT

Section 2.1. Definitions.

(a) Effective on the Effective Date as defined herein, the following definitions are hereby added to Section 1.1 of the Original Agreement in correct alphabetical order to read as follows:

“Amendment Effective Period” means the period beginning as of September 30, 2012 and ending as of (but not including) the earlier to occur of (a) December 31, 2013 and (b) the date upon which the Borrower delivers an irrevocable notice to Administrative Agent of its election to terminate the Amendment Effective Period.

“Maximum Leverage Ratio” means (a) 4.0 to 1.0, except during the Amendment Effective Period, and (b) so long as the Amendment Effective Period is in effect, 6.00 to 1.00 as of September 30, 2012, reducing effective as of each following date to the ratio corresponding to such date:

December 31, 2012	5.00 to 1.00
March 31, 2013	4.75 to 1.00
June 30, 2013	4.50 to 1.00
September 30, 2013	4.25 to 1.00

“Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is Total Revolving Extensions of Credit on such day, and the denominator of which is the lesser of (a) the Borrowing Base in effect on such day and (b) the Total Revolving Commitments in effect on such day.

(b) Effective on the Effective Date as defined herein, the definition of “Applicable Margin” in Section 1.1 of the Original Agreement is hereby amended by adding the following sentence to the end thereof:

Further, on any day during the Amendment Effective Period that the Utilization Percentage exceeds 50%, each rate per annum set forth above as the Applicable Margin, whether for Base Rate Loans or Eurodollar Loans, shall be increased by 0.25%.

Section 2.2. Fees. Effective on the Effective Date as defined herein, Section 2.3 of the Original Agreement is hereby amended by adding the following Section 2.3(c):

(c)  In the event that the Amendment Effective Period is in effect on June 30, 2013, on such day the Borrower will pay to the Administrative Agent, for the account of each Lender, a fee of 0.05% of such Lender’s Revolving Commitment in effect on such day.

Section 2.3. Swing Line. Effective on the Effective Date as defined herein, Section 2.17(i) of the Original Agreement is hereby amended to change the phrase “fifteen Business Days” to “ten Business Days”.

Section 2.4. Collateral Value. Effective on the Effective Date as defined herein, Section 2.14 of the Original Agreement is hereby amended by adding the following Section 2.14(k) to read as follows:

(k) Notwithstanding any other provision of this Agreement to the contrary, during the Amendment Effective Period, the Borrower shall not at any time permit, whether in connection with any determination of the Collateral Value, or any substitution or any release of Collateral or otherwise, the Collateral Value to be more than seventy-five million dollars ($75,000,000.00) below the Collateral Value that is in effect as of September 30, 2012.

Section 2.5. Consolidated Indebtedness to Consolidated EBITDA Ratio.  Effective on the Effective Date as defined herein, Section 7.1(b) of the Original Agreement is hereby amended to change the phrase “4.0 to 1.0” to “the Maximum Leverage Ratio”.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1. Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of September 30, 2012 if and only if prior to such date the Agent shall have received executed counterparts of this Amendment from the Majority Lenders and the following conditions precedent have been satisfied (September 30, 2012, if such conditions are so satisfied herein called the “Effective Date”):

(a) The Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance satisfactory to the Agent and in such number of counterparts as may be requested by the Agent:

          (i) counterparts of the Amendment Documents executed by the applicable Loan Parties.

          (ii) a certificate on behalf of each applicable Loan Party certifying that none of the resolutions, incumbency certificates, Organization Documents and/or certificates of Responsible Officers of each Loan Party as the Agent has previously required evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party have been amended or are otherwise inaccurate since they were delivered and certifying resolutions authorizing this Amendment.

          (iii) such other documents or certificates as the Agent shall reasonably request.

(b) Any fees required to be paid to the Agent or any Lender on or before the Effective Date shall have been paid.

(c) Unless waived by the Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent).

ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1. Representations and Warranties.  In order to induce each Lender party hereto to enter into this Amendment, each of the Borrower and the Company hereby certify that the representations and warranties made by it contained in Article 4 of the Original Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and agrees to execute, or cause to be executed, such other instruments or further amendments to Loan Documents as the Agent may reasonably request from time to time to give further effect to this Amendment.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements.  The Original Agreement as hereby amended is hereby ratified and confirmed in all respects.  The other Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects.  Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Document.

Section 5.2. Survival of Agreements.  All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Credit Agreement to the Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of such Loan Party under this Amendment and under the Credit Agreement.

Section 5.3. Loan Documents.  This Amendment is and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

Section 5.4. Governing Law.  This Amendment shall be governed by and construed in accordance with the Laws applicable to the Original Agreement.

Section 5.5. Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CHESAPEAKE ENERGY CORPORATION
CHESAPEAKE EXPLORATION, L.L.C.

By:	/s/ JENNIFER M. GRIGSBY
Name: Jennifer M. Grigsby
Title: Treasurer and Senior Vice President

UNION BANK, N.A., as Administrative Agent, as Swing Line Lender, as an Issuing Lender and as a Lender

By:	/s/ ZACHARY HOLLY
Name: Zachary Holly
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ SHERWIN BRANDFORD
Name: Sherwin Brandford
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ SHANNAN TOWNSEND
Name: Shannan Townsend
Title: Managing Director

THE ROYAL BANK OF SCOTLAND plc, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ SANJAY REMOND
Name: Sanjay Remond
Title: Authorised Signatory

BNP PARIBAS, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ DAVID DODD
Name: David Dodd
Title: Managing Director

By:	/s/ SRIRAM CHANDRASEKARAN
Name: Sriram Chandrasekaran
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Documentation Agent, as an Issuing Lender and as a Lender

By:	/s/ DARRELL STANLEY
Name: Darrell Stanley
Title: Managing Director

By:	/s/ MICHAEL WILLIS
Name: Michael Willis
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ RONALD E. MCKAIG
Name: Ronald E. McKaig
Title: Managing Director

CITIBANK, N.A., as a Lender

By:	/s/ PHIL BALLARD
Name: Phil Ballard
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ COURTNEY E. MEEHAN
Name: Courtney E. Meehan
Title: Vice President

By:	/s/ MARCUS M. TARKINGTON
Name: Marcus M. Trakingon
Title: Director

DNB BANK ASA, as a Lender

By:	/s/ THOMAS TANGEN
Name: Thomas Tangen
Title: Senior Vice President Head of Corporate Banking

By:	/s/ PAL BOGER
Name: Pal Boger
Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ ASHWIN RAMAKRISHNA
Name: Ashwin Ramakrishna
Title: Authorized Signatory

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ LEON MO
Name: Leon Mo
Title: Authorized Signatory

MORGAN STANLEY BANK, as a Lender

By:	/s/ SCOTT TAYLOR
Name: Scott Taylor
Title: Authorized Signatory

NATIXIS, as a Lender

By:	/s/ LOUIS P. LAVILLE, III
Name: Louis P. Laville, III
Title: Managing Director

By:	/s/ MARY LOU ALLEN
Name: Mary Lou Allen
Title: Director

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ TERRY DONOVAN
Name: Terry Donovan
Title: Managing Director

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ DAVID URBAN
Name: David Urban
Title: Associate Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ SREEDHAR R. KONA
Name: Sreedhar R. Kona
Title: Assistant Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ MIKHAIL FAYBUSOVICH
Name: Mikhail Faybusovich
Title: Director

By:	/s/ MICHAEL SPAIGHT
Name: Michael Spaight
Title: Associate

COMPASS BANK, as a Lender

By:	/s/ KATHLEEN J. BOWEN
Name: Kathleen J. Bowen
Title: Senior Vice President

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ DEBBI L. BRITO
Name: Debbi L. Brito
Title: Authorized Signatory

COMERICA BANK, as a Lender

By:	/s/ JOHN S. LESIKAR
Name: John S. Lesikar
Title: Vice President

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ RICHARD LEONG
Name: Richard Leong
Title: Asset Manager

By:	/s/ TALAL M. KAIROUZ
Name: Talal M. Kairouz
Title: Senior Asset Manager

BANK OF SCOTLAND plc, as a Lender

By:	/s/ STEPHEN GIACOLONE
Name: Stephen Giacolone
Title: Assistant Vice President

MACQUARIE BANK, LTD., as a Lender

By:	/s/ STEPHEN BOWER
Name: Stephen Bower
Title: Associate Director

By:	/s/ ANDREW MCGRATH
Name: Andrew McGrath
Title: Executive Director

NOMURA INTERNATIONAL PLC., as a Lender

By:	/s/ ANJA MAHON
Name: Anja Mahon
Title: Executive Director

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ SHUJI YABE
Name: Shuji Yabe
Title: Managing Director

MIDFIRST BANK, as a Lender

By:	/s/ STEVE A. GRIFFIN
Name: Steve A. Griffin
Title: Senior Vice President

CONSENT AND AGREEMENT

By its execution below, each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Sixth Amended and Restated Guarantee Agreement dated as of December 2, 2010 made by it for the benefit of Agent and Lenders (as modified by certain Assumption Agreements) and the other Loan Documents executed pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement), (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Sixth Amended and Restated Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION
ARKANSAS MIDSTREAM GAS SERVICES CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE E&P HOLDING CORPORATION
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, INC., on behalf of itself and, as general partner of CHESAPEAKE LOUISIANA, L.P
CHK HOLDINGS CORPORATION
WINTER MOON ENERGY CORPORATION
AMGS, L.L.C.
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.
CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C., on behalf of itself and, as general partner of CHESAPEAKE MIDSTREAM DEVELOPMENT, L.P.
CHESAPEAKE MIDSTREAM OPERATING, L.L.C.
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE WEST TEXAS GATHERING, L.L.C.
CHESAPEAKE WEST TEXAS PROCESSING, L.L.C.
EMLP, L.L.C., on behalf of itself and as general partner of EMPRESS LOUISIANA PROPERTIES, L.P.

EMPRESS, L.L.C.
GOTHIC PRODUCTION, L.L.C.
JACKALOPE GAS GATHERING SERVICES, L.L.C.
LOUISIANA MIDSTREAM GAS SERVICES, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MID-AMERICA MIDSTREAM GAS SERVICES, L.L.C.
MID-ATLANTIC GAS SERVICES, L.L.C.
MIDCON COMPRESSION, L.L.C.
MKR HOLDINGS, L.L.C.
MOCKINGBIRD MIDSTREAM GAS SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
UTICA GAS SERVICES, L.L.C.
VENTURA, LLC

By:	JENNIFER M. GRIGSBY
Jennifer M. Grigsby, Treasurer and Senior Vice President of the entities listed above